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                                                                EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of DepoTech Corporation of our report dated January 29, 1997, included in the 1996 Annual Report to Shareholders of DepoTech Corporation.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97488) pertaining to the 1995 Stock Option/Stock Issuance Plan and the 1995 Employee Stock Purchase Plan and the Registration Statement (Form S-3 No. 333-16371) and in the related Prospectus of our report dated January 29, 1997, with respect to the financial statements of DepoTech Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                        /s/ Ernst & Young LLP
                                        ---------------------------
                                            ERNST & YOUNG LLP


San Diego, California
March 26, 1997